N-SAR Filing 12/31/2001
Protective Investment Company

770) Transactions effected pursuant to Rule 10f-3
							Number of
	          	Date		Transaction 	Shares

Protective Capital Growth Fund
KPMG Consulting, Inc	02/07/01    Purchase		22,528

Protective Capital Growth Fund
Cablevision Corporation	10/17/01    	Purchase	7,300

Protective International Equity Fund
Industria de Diseno Textil,SA	05/22/01    Purchase	4,100

Protective International Equity Fund
Infineon Techonolgies AG 07/12/01    Purchase		3,066

Protective Small Cap Value Fund
Sierra Pacific Resources 08/19/01    Purchase		8,093

Protective Growth and Income Fund
Principal Financial Corporation	10/22/01	Purchase  38,400